[FRONT OF CARD]

PROXY TABULATOR	THREE EASY WAYS TO VOTE YOUR PROXY
Read the Proxy Statement and have the Proxy Card at hand.
	TELEPHONE:	Call _____ and follow the simple instructions.
	INTERNET:	Go to _____ and follow the on-line instructions.
	MAIL:	Vote, sign, date and return your proxy by mail.
If you vote by Telephone or Internet, do not mail your proxy.

999 999 999 999 99

FORUM FUNDS	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FORUM FUNDS

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS FOR

WINSLOW GREEN GROWTH FUND

and

WINSLOW GREEN SOLUTIONS FUND

[MARCH 28, 2008]

The undersigned hereby appoints as proxies _______ and _______, and each of them (with power of substitution), to vote all shares of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 9:00 a.m. Eastern time, on ________, 2008, at the offices of Citigroup Fund Services, LLC, 100 Summer Street, Suite 1500, Boston, Massachusetts 02110] and any adjournment(s) thereof (“Meeting”), with all the power the undersigned would have if personally present.

Date ____________________________, 2008

Signature (owner, joint owners, trustee, custodian, etc.)(Sign in the Box)

Please sign exactly as name appears at left. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

[BACK OF CARD]

The shares represented by this proxy will be voted as instructed.  Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” all proposals, and to grant discretionary power to vote upon such other business as may properly come before the Meeting.

Please fill in box as shown using black or blue ink or number 2 pencil. ý PLEASE DO NOT USE FINE POINT PENS.

1.
To Approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Winslow Green Growth Fund and Winslow Green Solutions Fund (the “Target Funds”), currently series of the Forum Funds Trust, to, and the assumption of all of the liabilities of the Target Funds by, the Winslow Green Growth Fund and Winslow Green Solutions Fund (the “Acquiring Funds”), each a newly-created series of Professionally Managed Portfolios, in exchange for the Acquiring Fund’s shares, which would be distributed pro rata by the Target Fund to the holders of its shares in complete liquidation of the Target Fund.
	FOR ¨	AGAINST ¨	ABSTAIN ¨

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN THE REVERSE SIDE OF THIS CARD.